EXHIBIT 5

                   Opinion of Schiff Hardin & Waite
                   --------------------------------





                                 May 1, 1998



   Morton International, Inc.
   100 North Riverside Plaza
   Chicago, Illinois  60606-1596

        Re:  Morton International, Inc.
             Registration Statement on Form S-3
             ----------------------------------

   Gentlemen:

             We have acted as counsel to Morton International, Inc., an Indiana corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration under the Act of up to $1,000,000,000 of the Company's debt securities, consisting of debentures, notes or other evidences of indebtedness in one or more series ("Debt Securities").

             The Debt Securities are to be issued under an indenture between the Company and The First National Bank of Chicago, as trustee (the "Trustee") substantially in the form filed as an exhibit to the Registration Statement (the "Indenture"). The Debt Securities may be offered and sold pursuant to one or more underwriting agreements (each, together with any related pricing agreement or other schedule of terms, an "Underwriting Agreement") between the Company and the underwriters named therein, or as otherwise provided pursuant to the Registration Statement.

             In this regard, we have reviewed the Registration Statement and the exhibits thereto and have examined such other documents and made such investigation as we have deemed necessary in order to enable us to render the opinions set forth below. In rendering such opinions, we have assumed that (i) the Registration Statement will have become effective under the Act and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (ii) a Prospectus Supplement (a "Prospectus Supplement") relating to the Debt Securities to be offered and sold as contemplated by the Registration Statement will be prepared, delivered and filed as contemplated by the


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   Morton International, Inc.
   May 1, 1998
   Page 2

   Act, (iii) the Indenture will have been authorized, executed and delivered by each of the Company and the Trustee, in substantially the form filed as an exhibit to the Registration Statement, (iv) the Indenture will represent the valid and binding obligation of the Trustee, (v) each Underwriting Agreement, as applicable, will be executed and delivered in substantially the form filed as an exhibit to the Registration Statement, and (vi) each Underwriting Agreement will be authorized, executed and delivered by or on behalf of the underwriters named therein and will represent a valid and binding obligation of each such underwriter.

             Based on the foregoing, we are of the opinion that:

        1. The Company is validly existing under the laws of the State of Indiana.

        2. The Debt Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles and except that a claim in respect of any Debt Security denominated other than U.S. dollars may be converted into U.S. dollars at a rate of exchange prevailing at a date determined by applicable law and enforcement thereof may be further limited by governmental authority to limit, delay or prohibit the making of payments in a foreign currency or currency unit on payment outside the United States) at such time as: (a) the Board of Directors of the Company or a duly authorized committee thereof (the "Board of Directors") shall have established by resolution, not inconsistent with the Indenture, a series in which such Debt Securities are to be issued and the terms of such Debt Securities, and such series and terms shall have been established in accordance with the requirements of the Indenture; and
   (b) the issuance and sale of such Debt Securities shall have been duly authorized by the Board of Directors, and such Debt Securities shall have been duly executed, authenticated, issued and delivered pursuant to the provisions of the Indenture and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the applicable Prospectus Supplement, against payment of the agreed consideration therefor.

             The opinions expressed above are limited to the laws of the State of Illinois, the Indiana Business Corporation Law and the federal laws of the United States.


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   Morton International, Inc.
   May 1, 1998
   Page 3


             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus constituting a part of the Registration Statement.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE



                                 By:  /s/ Andrew A. Kling
                                      -------------------